UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.
     On May 15, 2007, PlanetOut Inc. (the “Company”) issued to Allen & Company, LLC (“Allen”) a ten-year warrant to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $1.69 per share, subject to certain customary adjustments. The warrant was issued as consideration for Allen’s engagement as a strategic advisor to the Company. The warrant vested immediately with respect to 375,000 shares and will vest with respect to 250,000 additional shares on the first anniversary of the date of issuance, with the remaining 125,000 shares vesting on the second anniversary of the date of issuance, provided that Allen’s engagement has not been terminated prior to such vesting dates. The warrant will expire on May 14, 2017. The warrant was issued in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended. A complete copy of the warrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Warrant to Allen & Company, LLC dated May 15, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: May 18, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer